Exhibit 99.4

Tel: +27 (0) 11 488 1700 www.bdo.co.za	Wanderers Office Park 52 Corlett Drive Illovo, 2196 Private Bag X60500 Houghton, 2041 Johannesburg South Africa

PowerFleet, Inc.

123 Tice Boulevard

Woodcliff Lake

New Jersey

07677

22 January 2024

Dear Sirs

CONSENT OF INDEPENDENT EXPERT APPOINTED IN TERMS OF THE SOUTH AFRICAN COMPANIES ACT 71 OF 2008 TO PROVIDE A FAIR AND REASONABLE OPINION

We, BDO Corporate Finance Proprietary Limited, acting as independent expert appointed to provide external advice to the MiX Telematics Limited independent board in relation to the scheme of arrangement in accordance with sections 114 and 115 of the South African Companies Act 71 of 2008 (“Companies Act”), hereby consent to (i) the inclusion of our opinion dated 12 January 2024 (the “Opinion”), being the final fair and reasonable opinion of an independent expert, as required by the Companies Act, in the joint proxy statement/prospectus which forms a part of the registration statement on Form S-4 of PowerFleet, Inc. to be filed with the U.S. Securities and Exchange Commission as of the date hereof (the “Registration Statement”), (ii) the references therein to BDO Corporate Finance Proprietary Limited and (iii) the inclusion therein of (a) the summaries of and excerpts from the Opinion, (b) the description of certain financial analyses underlying the Opinion and (c) certain terms of our engagement by MiX Telematics Limited.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ BDO Corporate Finance Proprietary Limited

BDO Corporate Finance Proprietary Limited